Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-202877 and 333-198156) and Form S-8 (Nos. 333-206899, 333-202878, 333-165569, 333-51595, 333-55124, 333-102211, 333-102220, 333-117131, 333-130281 and 333-143701) of National Fuel Gas Company of our report dated November 20, 2015 relating to the financial statement schedule, which appears in this Form 10‑K/A.
/s/ PricewaterhouseCoopers LLP

Buffalo, New York
March 3, 2016